SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Medley Capital Corporation

(Name of Registrant as Specified In Its Charter)

Marathon Asset Management L.P.

Marathon Asset Management GP, L.L.C.

Bruce Richards

Louis Hanover

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

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	1)	Title of each class of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY COPY SUBJECT TO COMPLETION, DATED MARCH 22, 2019

SOLICITATION OF WRITTEN REQUEST

TO CALL A SPECIAL MEETING OF STOCKHOLDERS

OF

MEDLEY CAPITAL CORPORATION

SOLICITATION STATEMENT OF

MARATHON ASSET MANAGEMENT L.P., MARATHON ASSET MANAGEMENT GP, L.L.C., BRUCE RICHARDS AND LOUIS HANOVER

This Solicitation Statement, the enclosed Special Meeting Request Form attached as Exhibit A and the accompanying [WHITE] Request Card attached as Exhibit B are being furnished to the stockholders of Medley Capital Corporation (“MCC”) by Marathon Asset Management L.P., Marathon Asset Management GP, L.L.C., and Bruce Richards and Louis Hanover, managing members of Marathon Asset Management GP, LLC (collectively, “Marathon”) to stockholders of MCC to:

1.

Encourage stockholders to vote AGAINST approval of the adoption of the Merger Agreement (as defined below) at the Special Meeting of Stockholders of MCC scheduled to be held on March 29, 2019 and at any adjournments thereof (the “MCC Special Meeting”); and

2.

To solicit your revocable proxy in the form of the accompanying [WHITE] Request Card to authorize us to deliver to the board of directors of MCC (the “MCC Board”) the Special Meeting Request Form on your behalf in order to call a separate Special Meeting of the Stockholders of MCC for the purposes described below (the “Marathon Special Meeting”).

We are mailing a printed copy of this Solicitation Statement, the enclosed Special Meeting Request Form attached as Exhibit A and the accompanying [WHITE] Request Card attached as Exhibit B to stockholders of MCC beginning on or about [                ], 2019.

The MCC Special Meeting is being called to consider, among other things, approval of an Agreement and Plan of Merger, dated as of August 9, 2018 (the “Merger Agreement”), by and between MCC and Sierra Income Corporation (“Sierra”), and the transactions contemplated by the Merger Agreement, including the merger of MCC with and into Sierra (the “Merger”). A condition to the consummation of the Merger is the approval of the merger of Medley Management Inc. (“MDLY”) with and into Sierra Management Inc., a wholly owned subsidiary of Sierra (the “MDLY Merger” and, together with the Merger, the “Mergers”) by the stockholders of MDLY and Sierra.

The MCC Special Meeting was originally scheduled to be held on February 8, 2019, at 9:00 a.m., Eastern Time, at the offices of Eversheds Sutherland (US) LLP located at 1114 Avenue of the Americas, 40th Floor, New York, New York 10036, but was subsequently adjourned to March 8, 2019. On March 8, 2019, MCC, Sierra and MDLY issued a joint press release indicating that the MCC Special Meeting had been adjourned again and would reconvene on March 15, 2019. On March 15, 2019, MCC, Sierra and MDLY issued a joint press release indicating that the MCC Special Meeting has been adjourned once again and will reconvene on March 29, 2019. MCC has stated in its proxy statement/prospectus dated December 21, 2018 in respect of the MCC Special Meeting (the “MCC Proxy Statement”) that the record date for the MCC Special Meeting was set for December 21, 2018 (the “Record Date”). Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the MCC Special Meeting.

The principal executive offices of MCC are located at 280 Park Avenue, 6th Floor East, New York, NY 10017.

FOR THE REASONS SET FORTH HEREIN, MARATHON URGES STOCKHOLDERS TO VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT.

No proxy or revocation card will be delivered to MCC stockholders in connection with Marathon’s recommendation to stockholders to vote against the Merger Agreement, but Marathon may conduct solicitation of stockholders through telephone calls, mail, email or press releases. Marathon does not currently intend to, but reserves the right to, conduct this solicitation through specially engaged employees or paid solicitors.

We are seeking your support to call the Marathon Special Meeting to consider and vote upon the following proposals (the “Marathon Proposals”):

•	Proposal 1: to terminate the Amended and Restated Investment Management Agreement, dated as of January 19, 2014, by and between MCC and MCC Advisors LLC (the “MCC Advisory Agreement”); and

•	Proposal 2: if Proposal 1 prevails, to approve an investment advisory agreement between MCC and Marathon Asset Management L.P. (the “Marathon Advisory Agreement”).

At this time, we are only soliciting your proxy in the form of the accompanying [WHITE] Request Card to empower us to deliver the valid, executed and completed Special Meeting Request Form on your behalf to the MCC Board to call the Marathon Special Meeting. We are not currently seeking your proxy, consent, authorization or agent designation for approval of the Marathon Proposals or any other actions. If the Marathon Special Meeting is called, we will send you proxy materials relating to the Marathon Proposals to be voted upon at the Special Meeting.

Under Section 2.3 of the Bylaws of MCC (the “MCC Bylaws”), the calling of the Marathon Special Meeting requires the written request of stockholders holding in the aggregate one-fifth (or 20%) of the voting power of all stockholders of MCC. [As of the close of business on March [    ], 2019, we collectively beneficially owned an aggregate of [                ] shares of MCC common stock, representing approximately [    ]% of the outstanding shares of MCC common stock.]

We intend to submit the request for the Marathon Special Meeting not later than [                ], 2019 assuming that we receive [WHITE] Request Cards authorizing us to request the Marathon Special Meeting from MCC stockholders holding at least 20% of the outstanding shares of MCC common stock as of the date the Special Meeting Request Form is submitted (the “Requisite Percentage”). By completing and returning a [WHITE] Request Card authorizing us to request the Marathon Special Meeting, you will authorize us to execute the Special Meeting Request Form to request the Marathon Special Meeting on your behalf.

By completing and returning the [WHITE] Request Card, you will be agreeing to inform us if you dispose of any of the shares of MCC common stock with respect to which you are furnishing the [WHITE] Request Card prior to [                ], 2019. By completing and returning the [WHITE] Request Card, you will not be entering into any agreement with us to hold or dispose of your shares, which you are free to do in your sole discretion. However, if you do dispose of your shares prior to [                ], 2019, you will be deemed to have revoked your [WHITE] Request Card to the extent of the shares that you dispose of. If you do not inform us that you have disposed of any shares with respect to which you have furnished the [WHITE] Request Card, we will assume that you continue to own those shares at least through [                ], 2019.

This proxy solicitation is being made by Marathon Asset Management L.P., Marathon Asset Management GP, L.L.C., Bruce Richards and Louis Hanover, and not on behalf of MCC. You may receive a revocation consent statement from MCC, together with an accompanying revocation card. We urge you not to return any revocation card you may receive from MCC, since only the last dated card that you execute will count.

We encourage you to join us in calling the Marathon Special Meeting by submitting your completed, signed and dated [WHITE] Request Card promptly.

IMPORTANT

If your shares are registered in your own name, please complete, sign, date and mail the enclosed [WHITE] Request Card to our solicitation agent, [NAME OF SOLICITATION AGENT], in the postage-paid envelope provided as soon as possible.

If your shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only the brokerage firm, bank, bank nominee or other institution can execute a [WHITE] Request Card for your shares and will do so only upon receipt of specific instructions from you. Accordingly, please contact the person responsible for your account and give instructions for a written request to be signed representing your shares or follow the instructions on the voting instruction form that may have been sent to you by your brokerage firm, bank, nominee or other institution together with this Solicitation Statement.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE, PLEASE CONTACT:

[NAME OF SOLICITATION AGENT]

[ADDRESS]

[ADDRESS]

[PHONE NUMBER] (Main)

Stockholders Call Toll-Free: [PHONE NUMBER]

Email: [EMAIL ADDRESS]

WHY YOU SHOULD JUST VOTE “AGAINST” THE MERGER AGREEMENT

In addition to the other reasons to vote against the Merger Agreement that are listed below, it should be noted that the Delaware Court of Chancery has, at least temporarily pending curative disclosures, enjoined the proposed Mergers and, in so doing, issued an opinion that was highly critical of the process by which the Mergers were recommended. While we outline the Court’s findings in greater detail below, they can be summarized as follows: (i) the Mergers were not the product of fair dealing, (ii) the MCC Board breached its fiduciary duties in entering into the proposed Merger Agreement, (iii) the Taube brothers created an information vacuum which they then exploited, (iv) at least half of the members of the MCC Special Committee were not truly independent, (v) the defendants violated their duties to truthfully inform stockholders concerning the process that led to the proposed transactions and further failed to inform stockholders of expressions of interest with respect to alternative transactions from third parties not affiliated with the Taube brothers, (vi) the MCC Special Committee willfully deferred to the authority of the Taube brothers, and (vii) the MCC Special Committee allowed MDLY to extract a huge premium while MCC stockholders received none. In somewhat greater detail, the opinion is further summarized below.

•

Delaware Chancery Court Opinion. On March 11, 2019, following extensive discovery and a full trial, the Delaware Court of Chancery (the “Court”) rendered its opinion (the “Opinion”) in the matter of FrontFour Capital Group LLC, et. al v. Brook Taube, et. al in Civil Action No. 2019-0100-KSJM. The Court reached the following conclusions as part of that Opinion, each of which are significant to your consideration of the Mergers:

•	Merger Transactions Proposal Resulted from a Flawed Process and Was Driven by Improper Motives.

•

The Process was initiated by MDLY as a means of saving MDLY after other rescue plans failed. (See Pages 21-23 of the Opinion). The MCC Special Committee was unaware that MDLY was under enormous financial pressure.

•

The standstill agreements MDLY entered into as part of its own failed sales process improperly foreclosed approximately 30 other potential bidders – MDLY required potential bidders to agree to standstill as to acquisitions of MCC. THERE IS SIMPLY NO BENEFIT TO MCC OR SIERRA FROM THESE STANDSTILL ARRANGEMENTS. The MCC Special Committee did not ask for a waiver from MDLY. (See Pages 15-17, and 51 of the Opinion).

•

The Standstills were not disclosed to Sierra or MCC, and Brook Taube failed to inform the MCC Board that a prospective bidder had dropped its offering price due to poor performance of MDLY. In short, the conflicted insiders tainted the process that resulted in the proposed Mergers. (See Pages 18 and 38 of the Opinion).

•	The MCC Special Committee improperly insulated the deal from a Market Check. (See Page 4 of the Opinion).

•

MDLY imposed an unreasonably tight timeline to suit its needs and foreclose shopping the deal. Sierra and MCC “capitulated” to the imposed timeline. (See Page 33 of the Opinion). THERE IS SIMPLY NO BENEFIT TO MCC OR SIERRA FROM THE TIGHT TIMELINE. Management/Brook Taube pressured MCC to adhere to the timeline. Management denied such pressure, but “contemporaneous documents prove otherwise.” (See Page 34 of the Opinion).

•	The MCC Special Committee was kept in the dark about significant facts or failed to inquire. (See Pages 63-64 of the Opinion).

•	MCC’s Directors (including the Taube brothers) “violated their fiduciary duties in entering into the Proposed Transactions.” (See Page 87 of the Opinion).

•

“Special Committee negotiated with willful blinders,—not knowing” numerous material facts including the value that third-parties had placed on MDLY or that the actual prior market check was for a sale of MDLY, not MCC. (See Page 84-85 of the Opinion).

•	“…[A]t least half the Special Committee was not independent from the Taube Brothers…” (See Pages 57 – 63 of the Opinion).

•	The negotiations labored under incomplete and inaccurate disclosures:

•	MDLY received two inbound proposals for the acquisition of MCC, “which they ignored.” (See Page 4 of the Opinion).

•

MDLY falsely denied, in a public filing, that the Origami proposal had been received. The Court found the denial to be false and that directors have a duty of honesty. (See Pages 78-80 of the Opinion).

•	Other Disclosures regarding third party interest were incomplete. (See Page 6 of the Opinion).

•

The MCC Special Committee only learned of certain of the process flaws after the execution of the Merger Agreement and in some cases only after the FrontFour litigation began. (See Pages 75- 76 of the Opinion).

•	MCC’s independent directors “never considered management’s performance” as part of their annual review of Management. (See Page 11 of the Opinion).

•	“Special Committee allowed MDLY to extract a huge premium while MCC stockholders received none.” (See Page 64 of the Opinion).

•

The MCC Special Committee failed to analyze the value of MDLY, or understand what MDLY would obtain in the proposed Mergers, or even consider alternative transactions. (See Pages 35 and 39 of the Opinion).

•	Board minutes were prepared many months after the fact, after litigation had initiated, and thus were entitled to no or little weight. (See Page 25 of the Opinion).

•	MCC suffered the “largest discount to NAV” of any BDC. (See Page 15, fn 41 of the Opinion).

•

Broadhaven, Sierra’s advisor, was MDLY’s advisor until June 16, and on June 18 pitched Sierra. Sierra made up the payment to Broadhaven that MDLY would have had to make…$1.0 million. (See Page 27 of the Opinion).

•

There was no “pre-signing market check” conducted. Messrs. Ainsberg and Mack, MCC Board members and members of the MCC Special Committee, incorrectly testified that they believed the sale process MDLY pursued in 2017 served as a market check. Mack thought the interest of Party X had been in acquiring MCC. “This of course was wrong.” (See Page 37 of the Opinion).

•	The deal protections failed enhanced scrutiny. (See Pages 70-73 of the Opinion).

•	The MCC directors were found to have violated their fiduciary duties. (See Page 87 of the Opinion).

Not surprisingly, in light of the Court having excoriated the MCC directors, in particular the supposedly independent directors, on March 20, 2019, MCC announced the resignation of Director John E. Mack and Director Mark Lerdal, effective as of March 18, 2019.

Marathon believes that the Mergers are not in the best interests of the MCC stockholders for, among others, the following additional reasons:

•

Entrenchment of Consistently Underperforming Management. MDLY has a track record of delivering among the worst performance among asset managers in the business development company (“BDC”) sector despite having among the highest management fees, according to the January 16, 2019 1Q19 BDC Scorecard published by Wells Fargo Securities, LLC. The proposed Mergers would “internalize” the investment management function of MCC. We do not believe that this “internalization” would be beneficial to MCC stockholders, as it also internalizes all of the costs and risks of providing investment management services, which risks encompass nearly 30 pages in the MCC Proxy Statement filed by MCC and Sierra. Such internalization would have the additional drawback of transforming a purely contractual relationship, which is today terminable on 60 days’ advance written notice, into a parent-subsidiary relationship under which it would be quite difficult to make a change in investment managers in the event of continued underperformance.

•

MDLY Insiders Slated to Receive a $100 Million Cash Payday. MDLY insiders would receive just over $101 million as a result of the proposed Mergers. The 5,693,814 shares of MDLY Class A common stock outstanding plus the additional 24,839,302 Medley LLC Units to be issued immediately preceding the proposed Mergers, each as disclosed in the calculation of the MDLY purchase price on page 355 of the MCC Proxy Statement, would result in a total of 30,533,115 shares of MDLY Class A common stock eligible to receive $4.09 per share in cash from the Surviving Company. The diagram of MDLY’s organizational structure on page 580 of the MCC Proxy Statement makes it clear that 81.4% of MDLY Class A common stock, as converted, would be held by MDLY insiders.

•

MCC Stockholders Gain No Advantage in Management Fees and Incentive Fees are Higher. With the removal of the step down in management fees to which MDLY agreed in its letter to MCC dated February 8, 2016 and the increase in incentive fees to 20%, MCC stockholders would save only minimal, if any, management fees and might in fact be worse off than under the status quo.

•

MCC Stockholders’ Equity Likely to Immediately Decline in Value. The stockholders of MCC are contemplated to receive shares of Sierra at net asset value (“NAV”). Sierra’s financial advisor, Broadhaven Capital Partners, presented the case that, based on various metrics for publicly traded BDCs, including return on equity, non-accrual assets as a percentage of investment portfolio, dividend yield, price/book value, and price/earnings, they believed that the Sierra stock, if listed on a standalone basis, would likely trade at a significant discount to NAV. It is therefore most likely that these new shares would lead to a further decline in value for MCC stockholders, adding to the losses to date.

•

Baseless Hopes for Higher Valuation. Hopes of higher valuation of Sierra with an internalized manager are not substantiated by any facts. The MCC Proxy Statement identifies certain companies with internal managers in an attempt to demonstrate the benefits of internalization. Unfortunately, two of those companies have since elected to adopt an externally managed model. Further, the MCC Proxy Statement implies a causal relationship between “internalization” and higher valuation, when it seems clear that any such correlation is coincidental at best, and that the real driver of higher valuations is performance and highly regarded management teams. Despite revenues dropping nearly 25% in the last three years, the projections in the MCC Proxy Statement call for revenue to nearly double at MDLY in the next three years. One need only look at MDLY’s projected increase of $300 million in assets under management for 2018, and compare it with the actual decrease in assets under management for that period, in order to scope the potential outcome of the “doubled revenue” projection.

•

Mergers Cannot Reasonably be Expected to be Accretive to Sierra’s Net Investment Income, Return on Equity, or NAV. The information presented in the MCC Proxy Statement does not explain or support the “expectation” that the proposed Mergers will be accretive to Sierra’s net investment income, return on equity, and NAV, one of the reasons listed in support of the proposed Mergers. In the absence of any support for this expectation, we are left to assume that the hopes for higher valuation of MDLY are the drivers of this “expected” increase.

These conclusions about the proposed Mergers are consistent with the publicized concerns of significant MCC stockholders and the recommendations of both Institutional Shareholder Services and Glass Lewis, two leading independent proxy advisory firms, that stockholders vote AGAINST the proposed Mergers.

Description of the Proposed Mergers

A summary containing most of the material terms of the proposed Mergers can be found in the section of the MCC Proxy Statement entitled “Special Factors”.

A brief description of the business of MCC, Sierra and MDLY can be found in the sections of the MCC Proxy Statement entitled “Business of MCC”, “Business of Sierra”, and “Business of MDLY”, respectively.

Terms of the proposed Mergers can be found in the section of the MCC Proxy Statement entitled “Description of the MCC Merger Agreement”.

The following opinions were received by outside parties in connection with the proposed Mergers and were filed with the MCC Proxy Statement: “Appendix C- Opinion of Broadhaven Capital Partners”, “Appendix D- Opinion of Sandler O’Neill & Partners, L.P.”, “Appendix E- Opinion of Barclays Capital Inc.” and “Appendix F- Opinion of Goldman Sachs & Co. LLC”.

Information regarding the background of the proposed Mergers can be found in the section of the MCC Proxy Statement entitled “Background of the Mergers”.

Selected financial data, unaudited selected pro forma consolidated financial data and unaudited pro forma consolidated per share data can be found in the sections of the MCC Proxy Statement entitled “Selected Financial and Other Data of MCC”, “Unaudited Selected Pro Forma Consolidated Financial Data“, and Unaudited Selected Pro Forma Consolidated Per Share Data”, respectively.

All other information required by Item 14 of Schedule 14A can be found in the disclosure in the MCC Proxy Statement.

What Can MCC Stockholders Do?

VOTE AGAINST THE MERGER PROPOSAL!

Marathon recommends that MCC stockholders vote AGAINST MCC’s proposal to approve the Merger Agreement and any adjournment proposal set forth in the MCC Proxy Statement.

Vote Required

The following vote is required for each of the two proposals to be voted on at the MCC Special Meeting:

MCC Proposal #1: Approval of the Adoption of the Merger Agreement

MCC stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the proposal to approve the adoption of the Merger Agreement. A majority of the outstanding shares of common stock as of the Record Date must affirmatively vote “FOR” the proposal in order for it to be approved. Because the vote on the proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “AGAINST” the approval of the proposal.

Marathon urges MCC stockholders to vote AGAINST MCC Proposal #1.

MCC Proposal #2: Adjournment of the Special Meeting to Solicit Additional Proxies, if necessary or appropriate.

MCC stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the proposal to approve the adjournment of the MCC Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the MCC Special Meeting to approve the adoption of the Merger Agreement. A majority of the votes cast by the holders of common stock as of the Record Date present or represented by proxy at the MCC Special Meeting must affirmatively vote “FOR” the proposal in order for it to be approved (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and “broker non-votes” are not considered votes cast on the adjournment proposal, and will have no effect on the vote for the proposal.

It is worth noting that MCC filed an amendment to its bylaws on February 6, 2019, two days before the originally scheduled date of the MCC Special Meeting, granting the chairman of the board of directors the power to convene and adjourn a meeting without a stockholder vote. Nonetheless, Marathon urges MCC stockholders to vote AGAINST MCC Proposal #2.

Voting Methods

Whether or not you plan to attend the MCC Special Meeting, Marathon encourages you to vote by proxy to ensure your vote is counted. You may still attend the MCC Special Meeting and vote in person, even if you have already voted by proxy. IF YOU HAVE ALREADY VOTED AND WISH TO CHANGE YOUR VOTE, PLEASE SEE THE INSTRUCTIONS BELOW UNDER THE HEADING “REVOCABILITY OF PROXIES”. A MCC stockholder may submit a proxy or vote shares of MCC common stock by any of the following methods:

•

By Telephone or the Internet. MCC stockholders can cause their shares of common stock to be voted by authorizing proxies via telephone or the Internet as instructed in the proxy card or the voting instruction form included in the MCC Proxy Statement. The telephone and Internet procedures are designed to authenticate a MCC stockholder’s identity, to allow MCC stockholders to cause their shares to be voted and to confirm that their instructions have been properly recorded.

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By Mail. MCC stockholders who receive a paper proxy card or voting instruction form or request a paper proxy card or voting instruction form by telephone or the Internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For MCC stockholders of record, proxy cards submitted by mail must be received by the date and time of the MCC Special Meeting. For MCC stockholders who hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by such MCC stockholder’s broker, bank or other nominee for the shares of common stock to be voted.

•

By Attending In Person. Shares of common stock held in a MCC stockholder’s name as the MCC stockholder of record on the Record Date may be voted by such MCC stockholder in person at the MCC Special Meeting. Shares of common stock held beneficially by a MCC stockholder in street name on the Record Date may be voted by such MCC stockholder in person at the Special Meeting only if such MCC stockholder obtains a legal proxy from the broker, bank or other nominee that holds such MCC stockholder’s shares of common stock giving such MCC stockholder the right to vote the shares of common stock and brings that proxy to the Special Meeting.

For shares of common stock held through a broker, bank or other nominee, a MCC stockholder may vote by submitting voting instructions to the broker, bank or nominee.

Voting of Proxies

A proxy is a stockholder’s legal designation of another person to vote the stock that such stockholder owns. That other person is called a proxy. If a stockholder designates someone as a proxy in a written document, that document is also called a proxy or a proxy card. Brook Taube and Richard T. Allorto, Jr. have been designated as proxies by the MCC board of directors for the MCC Special Meeting.

All shares of common stock represented by properly executed proxies received in time for the MCC Special Meeting will be voted in the manner specified by MCC stockholders submitting those proxies, unless validly revoked or withdrawn prior to the MCC Special Meeting. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of each matter to be voted on at the MCC Special Meeting. MCC stockholders may also instruct the proxy solicitor on how to cast their vote by calling the proxy solicitor or via the Internet pursuant to the instructions shown on the proxy card.

If a MCC stockholder holds shares of common stock in an account through a broker, bank or other institution or nominee, the institution or nominee will not vote such MCC stockholder’s shares unless such MCC stockholder provides instructions to the institution or nominee on how to vote their shares of common stock. These MCC stockholders should instruct their institution or nominee how to vote their shares of common stock by following the voting instructions provided by each institution or nominee. Such MCC stockholders may vote such shares of common stock at the MCC Special Meeting only if the MCC stockholder obtains proper written authority from such institution or nominee and presents it at the MCC Special Meeting.

Dissenters Rights

MCC stockholders do not have the right to exercise dissenters’ rights with respect to any matter to be voted upon at the MCC Special Meeting.

Revocability of Proxies

Any MCC stockholder of record (i.e., a MCC stockholder holding shares of common stock directly in such MCC stockholder’s name) submitting a valid proxy for the MCC Special Meeting may revoke it before it is exercised by (i) submitting a later dated properly executed proxy, (ii) submitting notice of revocation to MCC in writing before or at the MCC Special Meeting, (iii) attending the MCC Special Meeting and voting at the MCC Special Meeting or (iv) voting electronically. However, the mere presence at the MCC Special Meeting by the MCC stockholder does not revoke the proxy.

If the stockholder’s shares are held in an account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the MCC Special Meeting, the MCC stockholder must contact such broker, bank or other institution or nominee to determine how to revoke the stockholder’s vote in accordance with the policies of the broker, bank or other institution or nominee a sufficient time in advance of the MCC Special Meeting.

Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the MCC Special Meeting. MCC stockholders may revoke a proxy by any of these methods regardless of the method used to deliver a MCC stockholder’s previous proxy.

Marathon recommends that stockholders REVOKE any proxy that voted FOR either of the proposals to be considered at the MCC Special Meeting and instead submit a proxy voting AGAINST both proposals. If you have already sent in a proxy, you may revoke that proxy and vote AGAINST both proposals by submitting a later dated properly executed proxy. Only your latest dated proxy will count. Stockholders have every right to change their vote.

WHY WE ARE SEEKING TO CALL THE MARATHON SPECIAL MEETING

On Friday, March 1, 2019 Marathon Asset Management L.P. submitted a letter to the Special Committee of the MCC Board and on Monday, March 4, 2019 Marathon Asset Management L.P. submitted a letter to the Special Committee of the board of directors of Sierra (the “Sierra Board”) opposing the proposed Mergers. Then, on Tuesday, March 19, 2019 Marathon Asset Management L.P. submitted a second letter to the Special Committee of the Sierra Board [and on March     , 2019 Marathon Asset Management L.P. submitted a second letter to the Special Committee of the MCC Board].

In its March 1, 2019 letter to the Special Committee of the MCC Board, Marathon proposed [, and in its March [    ], 2019 second letter to the Special Committee of the MCC Board Marathon renewed its proposal for,] an alternative transaction (the “Marathon Proposal”) whereby:

1.	Each of MCC and Sierra would continue as an independent company;

2.

The investment advisory relationships between MCC and Sierra, on the one hand, and the MDLY subsidiaries currently serving as investment managers for MCC and Sierra, respectively, on the other hand, would be terminated; and

3.

MCC and Sierra would enter into new investment management contracts with Marathon Asset Management L.P. including an investment advisory agreement between MCC and Marathon Asset Management L.P. (as hereinafter further described, the “Marathon Advisory Agreement”).

We believe the Marathon Proposal would deliver superior value to the stockholders of MCC compared to the proposed Mergers and the status quo for the following reasons:

•

No Dilution of Stockholders. The Marathon Proposal avoids the above-described dilutive effect of the proposed Mergers on the stockholders of MCC, because each entity would retain its independence and would not be saddled with the complex “internalization” structure proposed as part of the proposed Mergers. MCC stockholders would wind up owning the same number of shares, in the same entity in which they initially invested, with the same investment objective and limitations, but with an investment manager that has a record of success in managing portfolios in this asset class.

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Execution Certainty. The Marathon Proposal provides the stockholders of MCC with a higher level of execution certainty not only because it does not require the same extraordinary exemptive relief from the SEC as the proposed Mergers, but also because it is less likely to cause time-consuming and costly shareholder litigation than the proposed Mergers, which have been vociferously opposed by significant stockholders of MCC and by the most influential proxy advisory firms.

•

Significantly Lower Fees and Expense Reimbursements. Under the Marathon Advisory Agreement, Marathon Asset Management L.P. would charge significantly lower fees and apply significantly lower levels of expense reimbursement than MDLY. Marathon Asset Management L.P. proposes to charge MCC a management fee in an amount corresponding to 1.25% of MCC’s assets under management (“AUM”) and a reimbursement of fees and expenses in an amount of approximately 0.65% of AUM, instead of the 1.75% management fee charged on the first $1 billion of AUM and comparable expenses of 1.37% charged to MCC according to the MCC Proxy Statement. In addition, Marathon would set the incentive fees at 17.5% rather than the 20% resulting from the proposed Mergers.

•

Immediate Cash Benefit to MCC Stockholders. Further, in respect of MCC, Marathon would purchase 3% of the outstanding shares of MCC common stock at the underlying NAV calculated as of March 31, 2019, the proceeds of which would be intended to be distributed to the existing stockholders of MCC as a special dividend.

•

Flexibility. The Marathon Advisory Agreement would be terminable by the Board and the stockholders of MCC under termination provisions that would be similar to the termination provisions currently in place under the management agreement between MDLY and MCC, and as required by applicable law and regulation. The stockholders of MCC would not face an entrenched management, as they would upon completion of the proposed Mergers.

•

Superior Management. Marathon is a global credit manager with approximately $15.5 billion of capital under management as of October 31, 2018 and is registered as an investment adviser with the SEC. It has the skills, experience, reputation, personnel and expertise to manage the assets of MCC, much as it has successfully managed portfolios of similar composition for many years. In its letter, Marathon requested the opportunity to present its detailed credentials to the MCC Board.

In its letters to the Special Committees of MCC and Sierra, Marathon emphasized its willingness to work diligently and in good faith with the Special Committees and/or respective Boards and to consider any other terms that the Boards may determine are necessary or advisable in order to proceed with the Marathon Proposal.

The Proposals to be Introduced at the Marathon Special Meeting

We are soliciting your support and consent to request a special meeting, the purpose of which would be to give MCC stockholders the opportunity to vote on the termination of the existing MCC Advisory Agreement and the approval of the Marathon Advisory Agreement. The two proposals that we believe are required to accomplish this result, and for which we are calling upon the MCC Board to convene the Marathon Special Meeting, are as described below.

Proposal 1

Under Proposal 1, the MCC stockholders would be asked to vote at the Marathon Special Meeting to terminate the MCC Advisory Agreement. The following is the text of Proposal 1:

RESOLVED, that the Amended and Restated Investment Management Agreement, dated January 19, 2014, by and between MCC Advisors LLC and Medley Capital Corporation is hereby terminated in accordance with its terms, such termination to be effective no more than sixty (60) days following the date hereof.

Section 11 of the MCC Advisory Agreement provides that the MCC Advisory Agreement “may be terminated by MCC at any time, without the payment of any penalty, upon giving the Adviser not less than 60 days’ notice . . . provided that such termination . . . shall be directed by the vote of the holders of a majority of the voting securities of the Corporation at the time outstanding and entitled to vote . . .”.

As such, approval of Proposal 1 at the Marathon Special Meeting will require the affirmative vote of the holders of a “majority of the outstanding voting securities” of MCC.

The vote of a majority of the outstanding voting securities means the vote of the security holders (A) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting securities of such company, whichever is the less.

Proposal 2 (to be presented at the Marathon Special Meeting only if Proposal 1 is approved)

Under Proposal 2, which will be presented to the Marathon Special Meeting only if Proposal 1 is approved, the MCC stockholders would be asked to approve the Marathon Advisory Agreement. The following is the text of Proposal 2:

RESOLVED, that an investment advisory agreement by and between Marathon Asset Management L.P. and Medley Capital Corporation, on substantially the same terms as set forth in the form of agreement attached hereto as Exhibit _, is hereby approved.

The Investment Company Act of 1940 specifies, in Section 15(a) thereof, that “[i]t shall be unlawful for any person to serve or act as investment adviser of a registered investment company, except pursuant to a written contract, which contract, whether with such registered company or with an investment adviser to such registered company, has been approved by a vote of a majority of the outstanding voting securities of such registered company . . .”.

Accordingly, approval of Proposal 2, if presented at the Marathon Special Meeting, will require the affirmative vote of the holders of “the majority of the outstanding voting securities” of MCC.

The vote of a majority of the outstanding voting securities means the vote of the security holders (A) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting securities of such company, whichever is the less.

Effect if Marathon Proposals are not Approved at the Marathon Special Meeting

If Proposal 1 is not approved at the Marathon Special Meeting, then MDLY will remain as the investment manager of MCC in accordance with the terms of the MCC Advisory Agreement.

If Proposal 1 is approved at the Marathon Special Meeting, but Proposals 2 is not approved at the Marathon Special Meeting, then MDLY will be removed as the investment manager of MCC, but no successor investment manager will be appointed at such time, resulting in a vacancy of the investment manager position.

Effect if Merger Agreement is Approved at MCC Special Meeting before Marathon Special Meeting is Called or Held

If the MDLY Merger is approved on or before we receive the Requisite Percentage to call the Marathon Special Meeting or after the Marathon Special Meeting is called, but before it is held, we intend to withdraw this Consent Solicitation or cancel the Marathon Special Meeting, as applicable.

WE STRONGLY RECOMMEND THAT YOU COMPLETE AND RETURN THE ENCLOSED [WHITE] REQUEST CARD AUTHORIZING US TO EXECUTE THE SPECIAL MEETING REQUEST FORM ON YOUR BEHALF TO CALL THE SPECIAL MEETING

Background of the Solicitation

The following is a description of the events and circumstances, including contacts that we have had with representatives of MCC and MDLY that have preceded our decision to request that MCC stockholders assist us in requesting the Marathon Special Meeting:

•	On Friday, March 1, 2019, Marathon Asset Management L.P. submitted a letter to the Special Committee of the MCC Board opposing the proposed Mergers and setting forth the Marathon Proposal.

•	On Monday, March 4, 2019, Marathon Asset Management L.P. submitted a letter to the Special Committee of the Sierra Board opposing the proposed Mergers and setting forth the Marathon Proposal.

•

On Tuesday, March 19, 2019, Marathon Asset Management L.P. submitted a second letter to the Special Committee of the Sierra Board citing relevant findings from the Opinion of the Delaware Court of Chancery in the matter of FrontFour Capital Group LLC, et. al v. Brook Taube, et. al in Civil Action No. 2019-0100-KSJM, and renewing the Marathon Proposal.

•

[On March [    ], 2019, Marathon Asset Management L.P. submitted a second letter to the Special Committee of the MCC Board citing relevant findings from the Opinion of the Delaware Court of Chancery in the matter of FrontFour Capital Group LLC, et. al v. Brook Taube, et. al in Civil Action No. 2019-0100-KSJM, and renewing the Marathon Proposal.]

The Marathon Special Meeting

For the Marathon Special Meeting to be properly requested in accordance with the MCC Bylaws, a written request in favor of calling the Marathon Special Meeting must be executed and delivered to the MCC Board by MCC stockholders representing at least 20% of the outstanding shares of MCC common stock.

[We are the beneficial holders of [                ] shares of common stock, constituting approximately [    ]% of the shares of MCC common stock outstanding. This percentage is based on 54,474,211 shares of MCC common stock outstanding on December 21, 2018 according to the MCC Proxy Statement.] Accordingly, based on the number of shares of common stock outstanding, [WHITE] Request Cards representing an aggregate of at least 10,894,842 shares of common stock will be required to demand the call of the Marathon Special Meeting [, or at least [                ] shares in addition to the [                ] shares we beneficially own.]

According to Section 2.3 of the MCC Bylaws, after a request for a special meeting has been delivered to the Chairman of the MCC Board, Chief Executive Officer or Secretary of MCC by holders of the Requisite Percentage, the MCC Secretary must call a special meeting of stockholders at such time as the Secretary may fix; provided, such meeting will be held not less than 10 nor more than 60 days after the receipt of such request, and if the Secretary neglects or refuses to call such meeting within seven days after the receipt of such request, the MCC stockholders making such request may do so. It is our intention to submit the Special Meeting Request Form not later than [                ], 2019, assuming that we receive [WHITE] Request Cards from MCC stockholders holding the Requisite Percentage.

While we are currently only soliciting [WHITE] Request Cards in support of calling the Marathon Special Meeting, if the Marathon Special Meeting is called, our intention is to solicit votes in favor of the Marathon Proposals described above under “The Proposals to be Introduced at the Marathon Special Meeting.” We also expect to request, in our proxy solicitation relating to the Marathon Special Meeting, authority to (i) initiate and vote for our own proposals to recess or adjourn the Marathon Special Meeting for any reason, and (ii) oppose and vote against any other party’s proposal to recess or adjourn the Marathon Special Meeting.

We do not currently anticipate presenting additional proposals on any substantive matters. Nevertheless, we reserve the right to either modify the Marathon Proposals or cause additional proposals to be identified in the notice of, and in, the proxy materials to be distributed to you for the Marathon Special Meeting. We are not currently aware of any other proposal that might be brought before the Marathon Special Meeting.

Information Concerning the Participants in this Solicitation

Marathon Asset Management L.P., Marathon Asset Management GP, L.L.C., the general partner of Marathon Asset Management L.P., and Bruce Richards and Louis Hanover, who are the managing members of Marathon Asset Management GP, L.L.C., are referred to as “Participants” in this proxy solicitation. The principal business address of each Participant is One Bryant Park, 38th Floor, New York, NY 10036.

Marathon Asset Management L.P., formed in 1998 by Bruce Richards (Chairman & Chief Executive Officer) and Louis Hanover (Chief Investment Officer), seeks attractive absolute returns through investments in the global credit markets and real estate related markets with a long-term goal of building a world-class asset management platform. Marathon’s core competency is opportunistic investing in the global corporate, emerging market and structured credit markets based on fundamental bottom-up research across distinct investment funds, managed vehicles, and separate accounts. Marathon’s private credit business includes direct lending, asset-based lending, including healthcare and aircraft leasing along with real estate lending. Marathon’s team has significant experience investing in credit dislocations through multiple cycles. Marathon’s team is fully integrated to capitalize on credit opportunities globally. Marathon possesses a unique broad-based skill-set and proprietary platform to research, analyze and act upon complex capital structures and situations.

[As of the date of this filing, the Participants may be deemed to beneficially own, in the aggregate, [                ] shares of MCC common stock, constituting approximately [    ]% of the shares of common stock outstanding. All of such shares are owned by Marathon Asset Management L.P. As the general partner of Marathon Asset Management L.P., Marathon Asset Management GP, L.L.C. may be deemed to beneficially own the [                ] shares of MCC common stock owned by Marathon Asset Management L.P. Below is a description of all transactions in the shares of MCC common stock effected by the Participants in the last two years.]

Name	Trade Date	Buy/Sell	No. of Shares of MCC Common Stock
Marathon Asset Management L.P.	[DATE]	Buy	[NUMBER]

Except as set forth in this Proxy Statement (including the exhibits hereto), (i) during the past 10 years, none of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Participants directly or indirectly beneficially owns any securities of MCC; (iii) none of the Participants owns any securities of MCC which are owned of record but not beneficially; (iv) none of the Participants has purchased or sold any securities of MCC during the past two years; (v) no part of the purchase price or market value of the securities of MCC owned by a Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) none of the Participants is, or within the past year was, a party to any contracts, arrangements or understandings with any person with respect to any securities of MCC, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of MCC; (viii) none of the Participants owns beneficially, directly or indirectly, any securities of any parent or subsidiary of MCC; (ix) none of the Participants nor any of their associates was a party to any transaction, or series of similar transactions, since the beginning of MCC’s last fiscal year, or is a party to any currently proposed transaction or series of similar transactions, to which MCC or any of its subsidiaries was or is to be party, in which the amount involved exceeds $120,000; and (x) none of the Participants nor any of their associates has any arrangement or understanding with any person with respect to any future employment by MCC or its affiliates, or with respect to any future transactions to which MCC or any of its affiliates will or may be a party.

There are no material proceedings to which any Participant or any of their associates is a party adverse to MCC or any of its subsidiaries or has a material interest adverse to MCC or any of its subsidiaries.

Interests of Certain Persons in the Matters to be Acted Upon

If the Marathon Special Meeting is called and if the Marathon Proposals are approved, Marathon Asset Management L.P. will be appointed as the investment manager for MCC. If appointed as the investment manager, Marathon Asset Management L.P. will receive compensation for its services as investment manager of MCC.

Marathon proposes to charge each of MCC a management fee in an amount corresponding to 1.25% of MCC’s AUM and a reimbursement of fees and expenses in an amount of approximately 0.65% of AUM. In addition, Marathon would be entitled to receive an incentive fee at 17.5%.

Information Concerning Medley Capital Corporation

MCC is required to file annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC that are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following

e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Room. This information will also be available free of charge by contacting Medley Capital Corporation, 280 Park Avenue, 6th Floor East, New York, NY 10017, by telephone at (212) 759-0777, or on their website at http://www.medleycapitalcorp.com.

Principal Stockholders of MCC

Information regarding the principal holders of MCC common stock can be found in the section of the MCC Proxy Statement entitled “Control Persons and Principal Holders of MCC Common Stock”.

Directors’ and Executive Officers’ Stock Ownership

Information regarding stock ownership of MCC’s directors and executive officers can be found in the section of the MCC Proxy Statement entitled “Control Persons and Principal Holders of MCC Common Stock”.

Information Required in Investment Company Proxy Statement

The information required by Item 22 of Schedule 14A can be found in the disclosure in the MCC Proxy Statement.

CERTAIN INFORMATION REQUIRED BY APPLICABLE LAW THAT IS CONTAINED IN THE MCC PROXY STATEMENT HAS BEEN REFERENCED HEREIN. THE PARTICIPANTS WERE NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS INCLUDED IN THE MCC PROXY STATEMENT AND TAKE NO RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION IN THE MCC PROXY STATEMENT, OTHER PUBLIC FILINGS OF THE COMPANY OR INFORMATION INCORPORATED INTO SUCH FILINGS BY REFERENCE.

Proxy Submission Procedures

We are soliciting stockholders of MCC to request that the MCC Board call the Marathon Special Meeting in accordance with the MCC Bylaws and as described in this Solicitation Statement. By executing a [WHITE] Request Card and authorizing us to request that MCC Board call the Marathon Special Meeting, MCC stockholders will be authorizing us to (i) submit the Special Meeting Request Form on their behalf, and (ii) in our discretion, withdraw the request for the Marathon Special Meeting after it has been submitted.

If your shares of common stock are registered in your own name, please complete, sign, date and return the enclosed [WHITE] Request Card to our solicitation agent, [NAME OF SOLICITATION AGENT], in the postage-paid envelope provided as soon as possible.

If any of your shares of common stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only the brokerage firm, bank, bank nominee or other institution can execute a [WHITE] Request Card for your shares and will do so only upon receipt of specific instructions from you. Accordingly, please contact the person responsible for your account and give instructions for a written request to be signed representing your shares or follow the instructions on the voting instruction form that may have been sent to you by your brokerage firm, bank, bank nominee or other institution together with this Solicitation Statement.

The [WHITE] Request Card to call the Marathon Special Meeting will not grant us the power to vote your shares at the Marathon Special Meeting and will not commit you to cast any vote in favor or against any proposal to be brought before the Marathon Special Meeting. To vote on the matters to be brought before the Marathon Special Meeting, if called, you must vote by proxy or in person at the Marathon Special Meeting.

Should you have any questions or require any assistance, please contact [NAME OF SOLICITATION AGENT] toll-free at [PHONE NUMBER].

Revocation

You may revoke your [WHITE] Request Card at any time prior to the date on which we deliver the Special Meeting Request Form to the MCC Board by delivering a written revocation to us, care of [NAME OF SOLICITATION AGENT], at the address set forth on the last page of this Solicitation Statement. Such a revocation must clearly state that your [WHITE] Request Card is no longer effective. Any revocation of a [WHITE] Request Card will not affect any action taken by us pursuant to the [WHITE] Request Card prior to such revocation. Although a revocation is also effective if delivered to MCC or to such other recipient as MCC may designate as its agent, we request that either the original or a copy of all revocations be mailed, faxed or e-mailed to us, care of [NAME OF SOLICITATION AGENT], at the address set forth on the last page of this Solicitation Statement so that we will be aware of all revocations and can more accurately determine if and when enough [WHITE] Request Cards have been received from MCC stockholders.

By completing and returning the [WHITE] Request Card, you will be agreeing to inform us if you dispose of any of the shares of MCC common stock with respect to which you are furnishing the [WHITE] Request Card prior to [                ], 2019, which is the outside date by which we intend to submit the Special Meeting Request Form to the MCC Board, assuming that we have received the [WHITE] Request Card from holders of the Requisite Percentage. By completing and returning the [WHITE] Request Card, you will not be entering into any agreement with us to hold or dispose of your shares of MCC common stock, which you are free to do in your sole discretion. However, if you do dispose of your shares prior to [                ], 2019, you will be deemed to have revoked your [WHITE] Request Card to the extent of the shares that you dispose of. If you do not inform us that you have disposed of any shares of MCC common stock with respect to which you have furnished the [WHITE] Request Card, we will assume that you continue to own those shares at least through [                ], 2019.

No Intention to Form a Group

We are soliciting your authorization to submit a Special Meeting Request Form in accordance with Regulation 14A under the Exchange Act and your authorization will be revocable until the Special Meeting Request Form is submitted to the MCC Board in accordance with the MCC Bylaws. The SEC has expressed the belief that a stockholder who is a passive recipient of soliciting activities, without more, would not be deemed a member of a group under Rule 13d-5(b)(1) of the Exchange Act with persons conducting the solicitation, even where the soliciting activities result in the stockholder granting a revocable proxy (SEC Release No. 34-39538). We have not sought the guidance of the SEC or its staff on the application of this position to our solicitation pursuant to this Solicitation Statement. However, we believe that our solicitation is of the type contemplated in the SEC Release.

Expenses

Marathon has retained [NAME OF SOLICITATION AGENT] to act as our solicitation agent in connection with this proxy solicitation. [NAME OF SOLICITATION AGENT] has agreed in that capacity to provide consulting and analytical services and solicitation services with respect to banks, brokers, institutional investors and individual unitholders. Marathon has agreed to pay [NAME OF SOLICITATION AGENT] an initial fee for its services estimated to be not more than $[                ] and to reimburse [NAME OF SOLICITATION AGENT] for its reasonable out-of-pocket expenses. Marathon has also agreed to indemnify [NAME OF SOLICITATION AGENT] against certain liabilities and expenses in connection with this proxy solicitation, including liabilities under federal securities laws. Approximately [                ] employees of [NAME OF SOLICITATION AGENT] will engage in the solicitation. Consents may be solicited by mail, advertisement, telephone, facsimile or in person. Solicitations may also be made by persons employed by or affiliated with Marathon. However, no such person will receive additional compensation for such solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of shares of MCC common stock that they hold of record, and Marathon will reimburse them for their reasonable out-of-pocket expenses.

The expenses related directly to this proxy solicitation are expected to be approximately $[                ] in the aggregate and will be borne by Marathon. These expenses include fees and expenses for attorneys, proxy solicitors, printing, postage, filing expenses and other costs incidental to the solicitation. Of this estimated amount, approximately $[                ] has been spent to date. The actual costs and expenses could be materially different than the estimated amounts. Marathon does not intend to seek reimbursement of such expenses from MCC.

Householding

For stockholders that receive a copy of this proxy statement by mail from Marathon, such stockholders may request additional copies of such proxy statement from Marathon if there are multiple stockholders at the same address.

YOUR SUPPORT IS IMPORTANT

No matter how many or how few shares of MCC common stock you own, we are seeking your support. If your shares are registered in your own name, please complete, sign, date and return the enclosed [WHITE] Request Card to [NAME OF SOLICITATION AGENT] in the postage-paid envelope provided as soon as possible.

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only the brokerage firm, bank, bank nominee or other institution can execute a [WHITE] Request Card for your shares and will do so only upon receipt of specific instructions from you. Accordingly, please contact the person responsible for your account and give instructions for a written request to be signed representing your shares or follow the instructions on the voting instruction form that may have been sent to you by your brokerage firm, bank, bank nominee or other institution together with this Solicitation Statement.

WHOM YOU CAN CALL IF YOU HAVE QUESTIONS

If you have any questions or require any assistance, please contact [                ], our solicitation agent for this proxy solicitation, at the following address and phone number:

[NAME OF SOLICITATION AGENT]

[ADDRESS]

[ADDRESS]

[TELEPHONE NUMBER]

[EMAIL]

We thank you in advance for your support.

MARATHON ASSET MANAGEMENT L.P.

MARATHON ASSET MANAGEMENT GP, L.L.C.

BRUCE RICHARDS

LOUIS HANOVER

                , 2019

EXHIBIT A

SPECIAL MEETING REQUEST FORM

                , 2019

Via Registered Mail

Medley Capital Corporation

280 Park Avenue, 6th Floor East

New York, NY 10017

Attention: Board of Directors

Re: Request for Special Meeting of Medley Capital Corporation

Ladies and Gentlemen:

Pursuant to Section 2.3 of the Bylaws of Medley Capital Corporation (the “Company”), this letter constitutes a request to call a special meeting of the stockholders of the Company (the “Special Meeting”) by the undersigned [stockholder of the Company], [on its own behalf as the owner of [                ] shares of common stock of the Company (the “Shares”) and] on behalf of all other stockholders of the Company submitting [WHITE] Request Cards authorizing the undersigned to submit this Special Meeting Request Form on their behalf in respect of their Shares, and who collectively are entitled to cast in the aggregate not less than [    ]% of the votes at the Special Meeting.

The proposals to be presented to the stockholders at the Special Meeting and the reasons for presenting such proposals to the Special Meeting are as set forth in the Solicitation Statement of Marathon Asset Management L.P., Marathon Asset Management GP, L.L.C., Bruce Richards and Louis Hanover filed with the Securities and Exchange Commission on [                ], 2019, which is incorporated herein by reference.

All further correspondence on this matter, including any contention that this Special Meeting Request Form is in any way defective or deficient, should be addressed to the undersigned at One Bryant Park, 38th Floor, New York, NY 10036.

MARATHON ASSET MANAGEMENT L.P.
MARATHON ASSET MANAGEMENT GP, L.L.C.

By:

[Andrew Rabinowitz President, Chief Operating Officer and Partner]

EXHIBIT B

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MARCH 22, 2019

SOLICITATION OF WRITTEN REQUEST

TO CALL A SPECIAL MEETING OF UNITHOLDERS

OF

MEDLEY CAPITAL CORPORATION

THIS SOLICITATION IS MADE BY MARATHON ASSET MANAGEMENT L.P. AND MARATHON ASSET MANAGEMENT GP, L.L.C. AND NOT ON BEHALF OF MEDLEY CAPITAL CORPORATION, MEDLEY MANAGEMENT INC., OR MCC ADVISORS LLC, INVESTMENT MANAGER OF MEDLEY CAPITAL CORPORATION

Please sign and date this [WHITE] Request Card and return it in the postage-paid envelope provided or return it to [NAME OF SOLICITATION AGENT], [ADDRESS], Attn: [NAME].

If so indicated below on this [WHITE] Request Card, the undersigned stockholder hereby appoints [Bruce Richards] and [Louis Hanover], managing members of Marathon Asset Management GP, L.L.C., and each of them individually, as its agent, with full power of substitution in each (such agent, together with each substitute appointed, if any, collectively, the “Designated Agents”), to complete, execute and submit the Special Meeting Request Form substantially in the form attached as Exhibit A to the Solicitation Statement filed with the Securities and Exchange Commission by Marathon Asset Management L.P. and Marathon Asset Management GP, L.L.C. on [                ], 2019, and any modifications, amendments or updates not inconsistent therewith (the “Solicitation Statement”), to the Board of Directors of Medley Capital Corporation (which we refer to as the “Board”) under Section 2.3 of the Bylaws of Medley Capital Corporation.

The Special Meeting Request Form requests that the Board call a Special Meeting of stockholders to act on the proposals set forth in the Solicitation Statement. These include Proposal 1 to terminate the investment advisory agreement under which MCC Advisors LLC serves as the investment manager of Medley Capital Corporation, Proposal 2 to approve an investment advisory agreement with Marathon Asset Management L.P. under which Marathon Asset Management L.P. will serve as the investment manager of Medley Capital Corporation if Proposal 1 is approved.

THIS [WHITE] REQUEST CARD, WHEN PROPERLY COMPLETED TO AUTHORIZE THE EXECUTION OF THE SPECIAL MEETING REQUEST FORM AND EXECUTED, WILL AUTHORIZE THE DESIGNATED AGENTS TO EXECUTE THE SPECIAL MEETING REQUEST FORM ON BEHALF OF THE UNDERSIGNED, BUT WILL NOT GRANT ANY AUTHORITY TO VOTE ON ANY MATTER PRESENTED AT THE SPECIAL MEETING. A PROPERLY EXECUTED [WHITE] REQUEST CARD FOR WHICH NO INSTRUCTION IS GIVEN WILL GRANT THE DESIGNATED AGENTS AUTHORITY TO EXECUTE THE SPECIAL MEETING REQUEST FORM ON BEHALF OF THE UNDERSIGNED STOCKHOLDER.

Please mark ONE of the boxes below:

☐	The undersigned unitholder AUTHORIZES execution of the Special Meeting Request Form on behalf of the undersigned stockholder.

Or

☐	The undersigned unitholder DOES NOT AUTHORIZE execution of the Special Meeting Request Form on behalf of the undersigned stockholder.

Print Name:

Signature:

Signature (if held jointly):

Title (only if Units are held by an entity):

Dated:

Please sign exactly as your shares are registered. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in the full entity name buy a duly authorized person. This demand will represent all shares held in all capacities.

PLEASE COMPLETE, SIGN, DATE AND MAIL

IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE